UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2018

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers;

Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Grants

On October 23, 2018, the Compensation Committee of the Board of Directors of The Greenbrier Companies, Inc. (“Greenbrier” or the “Company”) approved the grant of an aggregate of 168,300 restricted stock units (“RSUs”) to named executive officers of the Company under the Company’s 2017 Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”), as set forth below:

Name	Number of RSUs
William A. Furman	92,000
Lorie L. Tekorius	18,000
Alejandro Centurion (Grant 1)	16,000
Alejandro Centurion (Grant 2)	16,000
Mark J. Rittenbaum	16,000
Martin R. Baker	10,300

Each RSU entitles the recipient to receive one share of common stock of the Company upon vesting of the RSU, except as described below. In the event there are insufficient shares available under the Stock Incentive Plan at the time of exercise of any RSU, then shares will be allocated to recipients on a pro rata basis and all remaining obligations of the Company under the applicable Restricted Stock Unit Agreement will be extinguished.

Half of each RSU award is subject to time-based vesting. Time-based RSUs granted to Mr. Furman will vest in two equal installments on the first and second anniversaries of the date of the grant, provided Mr. Furman remains employed with the Company through the vesting date. Time-based RSUs granted to Ms. Tekorius, Messrs. Rittenbaum and Baker, and the time-based RSUs in Grant 1 made to Mr. Centurion, will vest in equal annual installments over a three-year period on the first, second and third anniversaries of the date of the grant, provided the recipient remains employed with the Company through the vesting date. The time-based RSUs in Grant 2 made to Mr. Centurion will vest at the end of the three-year period from the date of grant, provided Mr. Centurion remains employed with the Company through the vesting date.

Half of each RSU award is subject to performance-based vesting. With the exception of the performance-based RSUs in Grant 2 made to Mr. Centurion, all other performance-based RSUs will vest, in whole or in part, contingent upon achievement of the Company’s goals relating to Adjusted EBITDA and Return on Invested Capital (“ROIC”), measured during the period September 1, 2018 – August 31, 2021 (the “Measurement Period”). Vesting of 60% of the performance-based RSUs is dependent upon performance against the Adjusted EBITDA goal and vesting of 40% of the performance-based RSUs is dependent upon performance against the ROIC goal. Vesting of RSUs related to each performance goal will be considered independently.

The performance-based RSUs in Grant 2 made to Mr. Centurion will vest, in whole or in part, contingent upon achievement of personal goals set for Mr. Centurion related to succession and manufacturing integration, measured over the Measurement Period.

If the Company achieves the threshold level of performance on a goal, then 50% of the performance-based RSUs tied to that goal will vest. If the Company achieves the target (goal) level of performance on a goal, 100% of the performance-based RSUs tied to that goal will vest. If the Company achieves the maximum level of performance on a goal, then the recipient will be entitled to receive two shares of common stock for each performance-based RSU tied to that goal, rather than one share. RSU vesting will be interpolated for performance between threshold and target (goal) levels of performance, and the issuance of additional shares for achievement in excess of the target (goal) level of performance will be interpolated for performance between target (goal) and maximum levels of performance.

Upon vesting of RSUs, the Company will settle the RSUs net of required tax withholding, and will issue the underlying shares to the recipient. In addition, the recipient may elect to defer receipt of the shares in accordance with the terms of the Company’s Nonqualified Deferred Compensation Plan. Deferred shares will be issued at the time elected by the recipient pursuant to the terms of the Nonqualified Deferred Compensation Plan.

Approval of Form of Restricted Stock Unit Agreement

At its October 23, 2018 meeting, the Compensation Committee approved a form of Restricted Stock Unit Agreement incorporating the terms of the grants approved at the meeting (the “Form RSU Agreement”). The Form RSU Agreement has been modified for the grant to Mr. Furman to reflect the vesting schedule for his time-based RSUs as described above, and to provide that in the event Mr. Furman retires during the vesting period, he will receive 100% of the performance-based shares earned over the Measurement Period at the end of the Measurement Period, with no prorated adjustment. The Form RSU Agreement has been modified for Grant 2 made to Mr. Centurion to reflect the vesting schedule for his time-based RSUs and the performance vesting criteria for his performance-based RSUs, in each case as described above.

2019 Short-Term Incentive Cash Bonus Program Target Payouts Percentages

Greenbrier’s Compensation Committee previously adopted a 2019 Short-term Incentive Cash Bonus Program as disclosed on a Form 8-K filed with the SEC on August 28, 2018. At the meeting held by the Compensation Committee on October 23, 2018, the Compensation Committee set the target bonus payout percentages for each of the named executive officers. The target bonus payout percentages for named executive officers are 115% of base salary for Mr. Furman, an increase from 90% to 95% of base salary for Ms. Tekorius, 90% of base salary for Messrs. Centurion and Rittenbaum, and an increase from 70% to 80% of base salary for Mr. Baker.

Modification to Change of Control Agreement

At its October 23, 2018 meeting, the Compensation Committee approved a modification to the Change of Control Agreement previously entered into between the Company and Ms. Tekorius to increase the cash severance amount to which Ms. Tekorius would be entitled upon termination by the Company other than for cause or disability, or by Ms. Tekorius for good reason, in each case following a change of control, from one and one-half times the sum of her base salary and average bonus to two and one-half times the sum of her base salary and average bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: October 29, 2018	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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